UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

On May 24, 2013, Bunge Limited (“Bunge”) held its 2013 annual general meeting of shareholders (the “Annual General Meeting”).  At the Annual General Meeting, shareholders elected Bunge’s nominees as Class I directors, approved the appointment of Deloitte & Touche LLP as Bunge’s independent auditors for fiscal year 2013 and approved the advisory vote on executive compensation.  The results of the votes at the Annual General Meeting were as follows:

Proposal 1: Election of Class I directors for a three-year term:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Bernard de La Tour d’Auvergne Lauraguais	90,544,847	2,217,496	122,916	8,832,144
William Engels	91,355,504	1,406,357	123,398	8,832,144
L. Patrick Lupo	90,023,272	2,736,705	125,282	8,832,144
Soren Schroder	91,615,147	1,148,845	121,267	8,832,144

Directors whose terms of office continued after the Annual General Meeting are:  Ernest G. Bachrach, Enrique H. Boilini, James T. Hackett, Francis Coppinger, Alberto Weisser, Andrew Ferrier and Kathleen Hyle.

Proposal 2: Approval of Deloitte & Touche LLP as independent auditors for fiscal year 2013 and authorization of the Audit Committee of the Board of Directors to determine the independent auditors’ fees:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,042,209	530,183	145,011	0

Proposal 3: Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
73,077,517	19,297,393	510,349	8,832,144

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 29, 2013

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel, Chief Compliance Officer and Assistant Secretary